UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 15, 2017

(Date of earliest event reported)

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36562	46-2996673
(Commission File Number)	(IRS Employer Identification No.)

281 Tresser Blvd., 9th Floor Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 653-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2017, Loxo Oncology, Inc. (the “Company”) entered into an Amendment to Lease (the “Amendment”) with One Stamford Plaza Owner LLC, a Delaware limited liability company (the “Landlord”), which amends the current Office Lease Agreement dated October 6, 2015 by and between the Company and the Landlord, pursuant to which the Company rents approximates 13,400 square feet of space on the 9th Floor (the “Existing Premises”) at 281 Tresser Boulevard in Stamford, Connecticut, also known as Two Stamford Plaza (the “Building”). Pursuant to the Amendment, the Company will lease additional office space equal to approximately 23,000 square feet located on the 8th Floor of the Building (the “Expansion Premises” and together with the Existing Premises, the “Premises”). The Company also has an option to lease an additional 9,600 square feet of space on the 9th Floor of the Building, which may be exercised at any time prior to June 1, 2018. The Company also has the right of first opportunity with respect to any new space on the 9th, 10th, 11th, or 12th Floors of the Building that becomes available for lease, subject to similar rights of existing tenants.

The Amendment provides for a term of seven years (the “Term”), commencing when the Landlord delivers the Expansion Premise to the Company on or before February 1, 2018 and, unless otherwise terminated, continuing until January 31, 2025. Such Term also applies to the Existing Premises.

Pursuant to the Amendment, annual base rent for the Expansion Premises will be approximately $45.00/sq. ft. for the first year following the twelve month period from the commencement of the Term and is subject to annual increases of $1.00/sq. ft. The base rent payments do not include the Company’s proportionate share of any operating expenses, including real estate taxes, for the Premises. There is no change to the base rent of the Existing Premises, and it will continue to be subject to annual increases of $1.00/sq. ft.

The foregoing description of the Amendment is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual lease, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loxo Oncology, Inc.

Date: November 21, 2017	By:	/s/ Jennifer Burstein
		Name:	Jennifer Burstein
		Title:	Vice President of Finance and
principal financial officer